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                                                              Exhibit 99.B(j)(1)

[GOODWIN PROCTER LOGO]                Goodwin Procter LLP     T: 617.570.1000
                                      Counsellors at Law      F: 617.523.1231
                                      Exchange Place          goodwinprocter.com
                                      Boston, MA 02109


February 24, 2005


ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re:       ING Series Fund, Inc.
          Post-Effective Amendment No. 74 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

We hereby consent to the references to our firm as legal counsel for ING Series Fund, Inc. (the "Company") in Post-Effective Amendment No. 74 to the Company's Registration Statement on Form N-1A. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER  LLP